ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("Agreement") is made this 11th day of April 2006, by and between Sentry Power Technology, Inc., a Nevada corporation (the "Purchaser"), Power Technology, Inc., a Nevada corporation ("Power") whose address is 109 North Post Oak Lane, Suite 422, Houston, Texas 77024, Sentry Power Systems, LLC, a Delaware limited liability company (the "Seller"), whose address is 23 South Gate Blvd., Suite 103, New Castle, Delaware 19720, Michael Julian ("Julian") whose address is 4621 Griffin Drive, Wilmington DE and Robert Magyar ("Magyar") whose address is 1577 Franklynn Drive, Furlong, PA 18925 .

RECITALS:

WHEREAS, Seller is the owner of certain assets associated or used in connection with the operation of automatic battery backup systems to provide emergency power to residential and business property (the "Business"); and

WHEREAS, Purchaser is a wholly owned subsidiary of Power;

WHEREAS, Julian currently is the sole member of Seller, and Magyar may become a member of Seller pursuant to a later agreement between Seller and Magyar;

WHEREAS, Seller desires to sell, transfer and convey certain assets associated or used in connection with the operation of the Business; and

WHEREAS, Purchaser desires to purchase from the Seller certain assets associated or used in connection with the operation of the Business.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree, subject to the terms and conditions set forth herein, as follows:

ARTICLE I
PURCHASE AND SALE OF THE ASSETS

1.1 Assets of Seller to be Transferred to Purchaser. On the Closing Date (as defined in Article 9 hereof), and subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, transfer and assign, or cause to be sold, conveyed, transferred and assigned to Purchaser, and Purchaser shall acquire all of the tangible and intangible assets, personal property, and the business of the Seller of every kind and description and wherever situated, including, without limitation, inventories, furniture, fixtures, equipment, computers and software, contract rights and intellectual property rights (including, without limitation, trade names, trademarks, service marks, corporate names, logos, and any existing or possible combination or derivation of any or all of the same) as well as any rights to patents and copyrights, all as set forth in Exhibit "A" (the "Purchased Assets"). Specifically excluded from the Purchased Assets are the corporate seals, books, accounting records and records related to corporate governance of the Seller (hereinafter collectively referred to as the "Excluded Assets").

1.2 No Assumption of Liabilities. The Purchaser shall have no obligation and shall not assume or agree to pay, perform or discharge, nor shall the Purchaser be directly or indirectly responsible or obligated for, any debts, obligations, contracts or liabilities of the Seller, wherever or however incurred, except that Purchaser shall assume full liability for Secured Promissory Note ("Note") in the amount of $235,000.00 executed by Seller in favor of CSI Business Finance, Inc. ("CSI"). Purchaser agrees to execute such additional instruments as may be necessary to assume full liability on the Note at or before Closing. Purchaser further agrees to execute, at or before Closing, a security agreement granting CSI a first lien on all assets of the Purchaser to secure the Note, in substantially the same form of any such security agreement executed by Seller in favor of CSI. Power agrees to execute at or before Closing (i) a guaranty of the Note (the "Power Guaranty"), in substantially the same form of any such guaranty executed by Julian in favor of CSI, and (ii) a stock pledge agreement granting CSI a first lien on all of the capital stock or other interest held by Power in the Purchaser, in substantially the same form of any membership interest pledge agreement executed by Julian and/or Seller in favor of CSI. Power's agreement to guarantee the Note is conditioned upon and subject to the terms and conditions of a Guaranty Stock Pledge Agreement to be entered into at Closing between Seller and Power which will provide for Seller to pledge as collateral for the Guaranty Stock Pledge Agreement an amount equal to $250,000 of the Power Shares (as defined below in Article II) to secure and be utilized by Power in the event that the Power Guaranty is called upon by CSI. All personal property taxes on the Purchased Assets will be paid in full by the Seller for all years prior to the Closing Date and for the year of Closing such personal property taxes will be pro rated to the Closing Date.

1.3 Intent of the Parties. Although the Exhibits to this Agreement are intended to be complete, in the event such Exhibits fail to contain the description of any asset belonging to Seller which is used solely for the conduct and operation of the Business, such assets shall nonetheless be deemed transferred to Purchaser at the Closing.

ARTICLE II
PURCHASE PRICE

The Purchaser shall acquire the Purchased Assets in exchange for the number of shares of restricted common stock of Power which, when multiplied by the closing price per share for common stock of Power on the date immediately prior to the Closing Date, as reported by Bloomberg, LP, equals $960,000.00 (the "Power Shares").

ARTICLE III
ADDITIONAL AGREEMENTS

At Closing, Purchaser, Power and Seller shall enter into the following agreements:

(a) Lockup and Redemption Agreement. The Seller shall enter into an agreement not to sell the Power Shares for a period of twenty-four (24) months from the Closing Date (the "Lockup and Redemption Agreement"). The Lockup and Redemption Agreement will also contain the following provisions:

(i) Twelve (12) months after the Closing Date, Power (a) shall have the right for a period of fifteen (15) days thereafter, with written notice to Seller, to call for redemption and exchange the Power Shares held by the Seller in exchange for

65% of the shares then outstanding of the Purchaser, if the Purchaser is not cash flow positive as defined in the Lockup and Redemption Agreement and (b) shall have the right, but not the obligation, to cause the Purchaser to file, at Power's expense, a Registration Statement with the Securities and Exchange Commission (the "SEC") to register for resale the 35% remaining shares of the Purchaser held by Power (or its shareholders); and

(ii) if Power does not elect to exercise its option to call for the exchange of the Power Shares as set forth in Section 3(a)(i) immediately above, then after twenty-four (24) months from the Closing Date, the Seller shall have the right for a period of fifteen (15) days thereafter, with written notice to Power, to either retain the Power Shares or the right to "put" the Power Shares to Power in exchange for 65% of the shares outstanding of the Purchaser, provided that in the event that Seller elects to "put" the Power Shares, then Power shall have the right, but not the obligation, to demand that the Purchaser file, at Purchaser's expense, a Registration Statement with the SEC to register for resale the 35% remaining shares of the Purchaser held by Power (or its shareholders).

(b) Employment Agreements. Julian and Magyar will each enter into separate Employment Agreements (each an "Employment Agreement") with the Purchaser which will contain terms and conditions to be determined prior to the Closing Date, but which will contain the following provisions: (a) covenants not to compete, either directly or indirectly, with the Purchaser or Power; (b) covenants of non solicitation of employees of Purchaser or Power after the termination of employment; and (c) upon signing of the employment agreements, Julian and Magyar each will receive options to purchase 4,000,000 shares of common stock of Power at a purchase price of 80% of the highest closing bid on the day prior to execution of the Employment Agreement, one half of which shall vest upon execution of the Employment Agreement and must be exercised within six months of grant; and one half of which shall vest after one year if the Purchaser meets the pro-forma projections provided by Julian and Magyar. If Purchaser exceeds the Julian and Magyar pro forma projections by 20% or more at the end of 2006, Julian and Magyar each shall receive an incentive stock bonus of $25,000 (the "2006 Stock Bonus"), paid in shares of common stock of Power at the market price on the date of the grant of the 2006 Stock Bonus. If Purchaser meets its pro forma projections in each fiscal quarter of 2007, Julian and Magyar each would qualify for a quarterly $10,000 bonus (the "2007 Stock Bonus") paid in shares of common stock of Power at the market price on the date of the grant of the 2007 Stock Bonus. The Board of Directors, at its sole discretion, may choose to accelerate vesting of any options for outstanding performance at any time.

(c) Guaranty Stock Pledge Agreement. Power and Seller will enter into the Guaranty Stock Pledge Agreement referred to in Section 1.2. hereof.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE SELLER, JULIAN AND MAGYAR

The Seller, Julian and Magyar, jointly and severally, represent and warrant to Purchaser and Power as follows:

4.1 Organization and Capitalization of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on the businesses in which it is engaged, to own the properties that it owns currently and to perform its obligations under this Agreement, and is duly qualified or licensed to do business in the manner in which it is presently conducting its business.

4.2 Authorization of Agreement. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder (a) have been duly and validly authorized by all requisite corporate action and (b) will not violate its Articles of Organization, Regulations, its Operating Agreement, or any order, writ, injunction, decree, statute, rule or regulations applicable to it or any of its properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license, franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of Seller. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by the Seller in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Seller, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

Julian and Magyar each represent that he is a person of full age of majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby. All action on the part of Messrs. Julian and Magyar necessary for the authorization, execution, delivery and performance of this Agreement by him has been taken and will be taken prior to the Closing Date. This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligations of Messrs. Julian and Magyar enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors' rights generally or by general equitable principles.

4.3 Consents. No consent of, approval by, order or authorization of, or registration, declaration or filing by Seller with, any court or any governmental or regulatory agency or authority having jurisdiction over Seller or any of their property or assets or any other person is required on the part of Seller in connection with the consummation of the transactions contemplated by this Agreement, excluding any registration, declaration or filing the failure to

effect which would not have a material adverse effect on the financial condition of Seller or the operation of its business after the Closing.

4.4 Title to Purchased Assets. The Seller will have at Closing good and marketable title to all of the Purchased Assets which are being sold to Purchaser under this Agreement, free and clear of all liens, claims charges, encumbrances, restrictions or security interests, which obligations will be paid in full at Closing. All of the Purchased Assets which are to be acquired by Purchaser are in the possession of Seller and are generally in good operating condition and repair (ordinary wear and tear excepted). The Seller is not a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in the Purchased Assets.

4.5 Business Operations following Closing. Julian and Magyar each individually represents and warrants that, following Closing, they will manage, operate and be responsible for the day to day business and operation of Purchaser.

4.6 Access to Information. The Seller and Julian and Magyar hereby confirm and represent that they (a) have received a copy of Power's Form 10-KSB for the year ended January 31, 2005, as amended, and a copy of Power's Form 10-QSB for the quarter ended April 30, 2005, July 31, 2005, and October 31, 2005; a copy of Power's Form SB-2 filed February 22, 2006 (b) have been afforded the opportunity to ask questions of and receive answers from representatives of Power concerning the business and financial condition, properties, operations and prospects of Power; (c) have such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of the transactions contemplated hereby; (d) have had an opportunity to engage and is represented by an attorney of its choice; (e) have had an opportunity to negotiate the terms and conditions of this Agreement; (f) have been given adequate time to evaluate the merits and risks of the transactions contemplated hereby; and (g) has been provided with and given an opportunity to review all current information about Power. The Seller, Julian and Magyar have asked such questions about Power and Purchaser as they desire to ask and all such questions have been answered to the full satisfaction of the Seller.

4.7 Acquisition of Stock for Investment. The Seller understands that the issuance of Power Shares (as referenced in Article 2 herein) will not have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities acts, and accordingly, are restricted securities, and the Seller represents and warrants to the Purchaser and Power that the Seller's present intention is to receive and hold the Power Shares for investment only and not with a view to the distribution or resale thereof. The Seller further understands that the Power Shares shall also be subject to the Lockup and Redemption Agreement as referenced in Article 3 of this Agreement.

Additionally, the Seller understands that any sale of any Power Shares, under current law, will require either (a) the registration of the Power Shares under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts.

To assist in implementing the above provisions, the Seller hereby consents to the placement of the legend, or a substantially similar legend, set forth below, on all certificates

representing ownership of the Power Shares acquired hereby until the Power Shares have been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof. The legend shall read substantially as follows:

> "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM. THESE SHARES ARE FURTHER SUBJECT TO A LOCKUP AND REDEMPTION AGREEMENT BETWEEN POWER TECHNOLOGY, INC. AND SENTRY POWER SYSTEMS, LLC, A COPY OF WHICH IS AVAILABLE FROM POWER TECHNOLOGY, INC."

4.8 Contracts and Leases. Seller (i) has no leases of personal property relating to the Purchased Assets, whether as lessor or lessee; (ii) has no contractual or other obligations relating to the Purchased Assets, whether written or oral; and (iii) has not given any power of attorney to any person or organization for any purpose relating to the Purchased Assets. Seller has furnished Purchaser a copy of each contract, lease or other document relating to the Purchased Assets to which they are subject or are a party or a beneficiary, which is to be assumed or acquired by Purchaser. To Seller's and Julian and Magyar's knowledge, such contracts, leases or other documents are valid and in full force and effect according to their terms and constitutes a legal, valid and binding obligation of Seller and the other respective parties thereto and is enforceable in accordance with their terms, and Seller and Julian and Magyar have no knowledge of any default or breach under such contract, lease or other document or of any pending or threatened claims under any such contract, lease or other document. Neither the signing nor execution of this Agreement, nor the consummation of all or any of the transactions contemplated under this Agreement, will constitute a breach or default under any such contract, lease or other document which would have a material adverse effect on the financial condition of the Seller or the operation of its business after the Closing.

4.9 Litigation. There is no suit, claim, arbitration, investigation, action or proceeding entered against, now pending or, to the Seller's and Julian and Magyar's knowledge, threatened against the Purchased Assets, before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have a material adverse effect on the financial condition of Seller or the operation of its business after the Closing, nor is there any basis known to Seller and Julian and Magyar for any such action. The Seller is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it or him or which would affect the Purchased Assets.

4.10 Taxes. Seller has timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and

withholding or other payroll related taxes shown on such returns. No assessments or notices of deficiency or other communications have been received by Seller with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return. There is no dispute or claim concerning any tax liability of Seller either claimed or raised by any authority in writing as to which Seller or its directors or officers has knowledge. There are no agreements between Seller and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.

4.11 Intellectual Property. Seller owns, has good and marketable title to, and has full right to use and transfer to Purchaser, all of the Intellectual Property free and clear of any liens, mortgages, judgments, or other encumbrances of any kind, and no rights or licenses of any kind respecting the Intellectual Property have been granted to any third party. There are no outstanding, or, to the best knowledge of the Seller and Julian and Magyar, threatened claims of infringement against Seller respecting the use of any of the Intellectual Property in connection with the operations or business of the Seller and they have no knowledge of any trademark, service mark, trade name, assumed name, copyright, patent, trade secret, contractual or other rights of any third party which may be violated or infringed by the use of any of the Intellectual Property in connection with Seller=s operations or business.

4.12 Compliance with Laws. Seller is and at all times prior to the date hereof has been, in compliance with all statutes, orders, rules, and regulations applicable to it or to the ownership of its assets or the operation of its business, except for failures to be in compliance that would not have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of Seller, and Seller has no basis to expect to receive, and have not received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation.

4.13 Insurance Policies. Copies of all insurance policies maintained by the Seller relating to the operation of the Business carried by the Seller have been delivered or will be made available to Purchaser. The policies of insurance held by Seller are in such amounts, and insure against such losses and risks, as Seller reasonably deems appropriate for its property and business operations. All such insurance policies are in full force and effect, and all premiums due thereon have been paid. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

4.14 No Default. Seller is not in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Seller, and there has been no default in any material obligation to be performed by Seller under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has Seller waived any material right under any such contract, lease, agreement, commitment or undertaking.

4.15 Pending Claims. There is no claim, suit, action or proceeding, whether judicial, administrative or otherwise, pending or, to the best of Seller's or Julian or Magyar's knowledge, threatened that would preclude or restrict the performance of this Agreement by Seller, Julian or Magyar.

4.16 Disclosure. No representation or warranty of Seller, Julian and Magyar contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4.17 No Brokerage Commission. No broker or finder has acted for the Seller or Julian or Magyar in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder=s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Seller or Julian or Magyar.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

5.1 Organization of Purchaser. Purchaser is a Corporation duly organized, validly existing and in good standing in the laws of the state of Nevada, with full power and authority to carry on the businesses in which it is engaged, to own the properties that it owns currently and will own at the Closing, and to perform its obligations under this Agreement and is duly qualified or licensed to do business in the manner in which it is presently conducting its business.

5.2 Authorization of Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations hereunder (a) have been duly and validly authorized by all requisite corporate action and (b) will not violate its Articles of Incorporation, any order, writ, injunction, decree, statute, rule or regulations applicable to it or any of its properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license, franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of Purchaser. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by the Purchaser in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Purchaser enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

5.3 Compliance with Laws. Purchaser is and at all times prior to the date hereof has been, in compliance with all statutes, orders, rules, and regulations applicable to it or to the ownership of its assets or the operation of its business, except for failures to be in compliance that would not have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of Purchaser, and Purchaser has no basis to expect to receive, and have not received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation.

5.4 Consents. No consent of, approval by, order or authorization of, or registration, declaration or filing by Purchaser with, any court or any governmental or regulatory agency or authority having jurisdiction over Purchaser or any of their property or assets or any other person is required on the part of Purchaser in connection with the consummation of the transactions contemplated by this Agreement, excluding any registration, declaration or filing the failure to effect which would not have a material adverse effect on the financial condition of Purchaser or the operation of its business after the Closing.

5.5 Pending Claims. There is no claim, suit, action or proceeding, whether judicial, administrative or otherwise, pending or, to the best of Purchaser's knowledge, threatened that would preclude or restrict the performance of this Agreement by Purchaser.

5.6 No Default. Purchaser is not in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Purchaser, and there has been no default in any material obligation to be performed by Purchaser under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has Purchaser waived any material right under any such contract, lease, agreement, commitment or undertaking.

5.7 Disclosure. No representation or warranty of Purchaser contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

5.8 No Brokerage Commission. No broker or finder has acted for the Purchaser in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder=s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Purchaser.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF POWER

Power hereby represents and warrants to Seller as follows:

6.1 Organization of Power. Power is a corporation duly organized, validly existing and in good standing in the laws of the state of Nevada, with full power and authority to carry on the businesses in which it is engaged, to own the properties that it owns currently and will own at the Closing, and to perform its obligations under this Agreement and is duly qualified or licensed to do business in the manner in which it is presently conducting its business.

6.2 Authorization of Agreement. Power has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Power of this Agreement and the performance by Power of its obligations hereunder (a) have been duly and validly authorized by all requisite corporate action and (b) will not violate its Articles of Incorporation, any order, writ, injunction, decree, statute, rule or regulations applicable to it or any of its properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license,

franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of Power. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by the Power in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Purchaser enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

6.3 Business Operations of Seller following Closing. Power represents, and hereby covenants and agrees, that, following the Closing Date, it will fund Purchaser in an amount not less than $32,500 per month for a minimum of nine months.

6.4 Registration of Shares. As soon as is reasonably practicable, Power will file a Form S-8 Registration Statement with the SEC to register the shares underlying the stock options received by Julian and Magyar under their Employment Agreements referred to in Article 3 above.

6.5 Compliance with Laws. Power is and at all times prior to the date hereof has been, in compliance with all statutes, orders, rules, and regulations applicable to it or to the ownership of its assets or the operation of its business, except for failures to be in compliance that would not have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of Power, and Power has no basis to expect to receive, and have not received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation.

6.6 Consents. No consent of, approval by, order or authorization of, or registration, declaration or filing by Power with, any court or any governmental or regulatory agency or authority having jurisdiction over Power or any of their property or assets or any other person is required on the part of Power in connection with the consummation of the transactions contemplated by this Agreement, excluding any registration, declaration or filing the failure to effect which would not have a material adverse effect on the financial condition of Power or the operation of its business after the Closing.

6.7 Pending Claims. There is no claim, suit, action or proceeding, whether judicial, administrative or otherwise, pending or, to the best of Power's knowledge, threatened that would preclude or restrict the performance of this Agreement by Power.

6.8 No Default. Power is not in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Power, and there has been no default in any material obligation to be performed by Power under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has Power waived any material right under any such contract, lease, agreement, commitment or undertaking.

6.9 Disclosure. No representation or warranty of Power contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact

necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

6.10 No Brokerage Commission. No broker or finder has acted for the Power in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder=s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Power.

ARTICLE VII
COVENANTS OF SELLER
PRIOR TO THE CLOSING DATE

7.1 Access to Information. Between the date of this Agreement and the Closing Date, Seller shall give Purchaser and Power and its authorized representatives at agreed upon times full and complete access to inspect and appraise the assets of operations of the Business and will disclose and make available to Purchaser or its authorized representatives during regular business hours, all books, agreements, papers and records relating to the ownership of the Business as shall be reasonably requested. Seller will permit Purchaser and its representatives to make such inspections as they may require and will cause the officers of Seller to cooperate with Purchaser in connection with such inspection. If, for any reason, the transactions contemplated by this Agreement are not consummated, Purchaser will, upon Seller's request, promptly return to the Seller all copies of such information obtained pursuant to this Section 7.1 which is in its possession or in the possession of its representatives and will destroy all copies of any analysis, compilations, studies or other documents prepared by it or for its use containing or reflecting any information obtained pursuant to this Section 7.1 and will furnish the Seller with prompt written confirmation of such destruction.

7.2 Prohibited Negotiations. Subsequent to the execution of the Agreement, and prior to the Closing Date of the Agreement, neither the Seller nor Julian or Magyar will, directly or indirectly, through any officer, director, member, manager, agent or otherwise offer to sell or solicit any offer to purchase or engage in any discussion or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, lease, encumbrance, pledge, collateralization or hypothecation of the Business or any of the Purchased Assets. The Seller and Julian and Magyar hereby agree to advise the Purchaser and Power of any contact from any third party regarding the acquisition of the Business or any of the Purchased Assets or of any contact which would relate to the transactions contemplated by this Agreement.

7.3 Preservation of Business. Subsequent to the execution of the Agreement, and prior to the Closing Date of the Agreement, the Seller and Julian and Magyar shall operate the business of Seller in substantially the same manner as it has heretofore and shall perform in all material respects all of its obligations under material contracts, leases and documents relating to or effecting the Business's assets, property and business and will use its best efforts to preserve in tact its business organization and its goodwill with its suppliers, customers and others having business relations with it and will not:

(a) increase the compensation payable or to become payable to employees of Seller;

(b) incur any liabilities or obligations other than in the ordinary course consistent with past practice;
(c) make any change in any method, practice, or principle of accounting involving the business or assets of Seller;
(d) pay, loan or advance any monetary amount or other asset to, or sell, transfer or lease any asset to any employee involved in the business;
(e) issue, sell or otherwise dispose of any equity securities of Seller, or create or cause to be created any encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any equity securities in Seller;
(f) reclassify, split up or otherwise change any of its equity securities;
(g) be a party to any merger, consolidation or other business combination;
(h) sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of Seller, except in the ordinary course of business;
(i) make any loans to any person or entity, or guarantee any loan;
(j) waive or release any right or claim held by the Seller; and
(k) agree to take any action described in this Section 7.3.

ARTICLE VIII
CONDITIONS TO CLOSING

8.1 Conditions to the Obligations of Seller, Julian and Magyar. The obligations of Seller, Julian and Magyar to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, unless waived, in whole or in part, by Seller or Julian or Magyar for purposes of consummating such transaction:

(a) Representation and Warranties Correct. The representations and warranties of Purchaser and Power set forth in this Agreement shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date;

(b) Covenants. Purchaser and Power shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with on or prior to the Closing Date;

(c) Officer's Certificate. The Seller shall have received a certificate, dated the Closing Date and signed by the president of the Purchaser and Power to the effect set forth in Section 8.1(a) and 8.1(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

(d) Consent of Cornell Capital Partners, LP. Power shall have obtained permission from Cornell Capital Partners, L.P. to enter into this Agreement;

(e) Additional Agreements. The Additional Agreements set forth in Article 3 shall be consummated concurrently with the Closing;

(f) Corporate Resolutions. The Seller shall have received corporate board resolutions of the Purchaser and Power, certified by an authorized corporate officer, which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date;

(g) Payment. The Seller shall have received the Power Shares as consideration for the sale of the Purchased Assets as described in Article 2.

(h) No Action or Proceedings. No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby against Purchaser.

8.2 Conditions to the Obligations of Purchaser and Power. The obligations of the Purchaser and Power to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, unless waived, in whole or in part, by Purchaser for purposes of consummating such transaction:

(a) Representations and Warranties Correct. The representations and warranties of Seller, Julian and Magyar set forth herein shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date;

(b) Covenants. The Seller and Julian and Magyar shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date;

(c) Officer's Certificate. The Purchaser and Power shall have received a certificate, dated the Closing Date and signed by the president of the Seller and by Julian and Magyar to the effect set forth in Section 8.2(a) and 8.2(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

(d) Additional Agreements. The Additional Agreements set forth in Article 3 shall be consummated concurrently with the Closing;

(e) Audit. The Purchased Assets and business of the Seller shall be subject and able to audit in compliance with Regulation SB promulgated under the Securities Act of 1933, as amended, as determined by the independent accountants of Power for the two fiscal years preceding the Closing Date or such shorter period if Seller has been in business for such shorter period;

(f) Payment of Loan by Seller. Prior to the Closing Date, Seller shall have caused to be paid in full its loan to Commerce Bank/Delaware, N.A. (the "Bank") and obtained a full and complete release of all security interests and liens held by the Bank securing the Purchased Assets;

(g) Liabilities. The total liabilities of the Seller shall not exceed $ 270,000.00 as of the Closing Date;

(h) Due Diligence Completed. Power and the Purchaser shall have completed their due diligence of the Seller to their satisfaction and shall have determined, in their sole discretion, to consummate the transactions contemplated herein;

(i) Consent of Cornell Capital Partners, LP. Power shall have obtained permission from Cornell Capital Partners, L.P. to enter into this Agreement;

(j) Corporate Authority. The Purchaser and Power shall have received approval of all Members and Managers of Seller which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date;

(k) Bill of Sale. The Seller shall have delivered to Purchaser all instruments of assignment and bills of sale necessary to transfer to Purchaser good and marketable title to the Purchased Assets;

(l) No Action of Proceeding. No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby against Seller.

ARTICLE IX
THE CLOSING

9.1 Time and Place of Closing. The Closing of the transactions provided for in this Agreement ("Closing") shall be held on or before May 1, 2006, at the offices of Axelrod, Smith & Kirshbaum, 5300 Memorial Drive, Suite 700, Houston, Texas 77007, or at such other time and place as agreed upon by the parties (the "Closing Date").

9.2 Closing Documents of Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser and Power the following:

(a) All instruments of assignment and bills of sale necessary to transfer to Purchaser good and marketable title to the Purchased Assets free and clear of all liens, charges or encumbrances;

(b) Officer's Certificate required by Section 8.2(c);

(c) Execution of all Additional Agreements set forth in Article 3 hereof; and

(d) Resolutions of its Members and Managers as required by Section 8.2(i).

Section 9.3 Closing Documents of Purchaser. At the Closing, Purchaser and Power, respectively, shall deliver or cause to be delivered to Seller the following:

(a) The issuance of stock certificates evidencing the Power Shares as payment in full of the Purchase Price for the purchase of the Purchased Assets;

(b) Officer's Certificate required by Section 8.1(c);

(c) Execution of all Additional Agreements set forth in Article 3 hereof; and

(d) Resolutions of its Board of Directors as required by Section 8.1(f).

ARTICLE X
INDEMNIFICATION

Section 10.1 Indemnification from Seller and Julian and Magyar. Seller and Julian and Magyar, jointly and severally, hereby agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Purchaser and Power), and hold Purchaser and Power, their officers, directors, employees, affiliates, assigns, agents and legal counsel (collectively, the "Power Group") harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonable attorneys fees and costs of any suit related thereto) suffered or incurred by any of the Power Group arising from: (a) any material misrepresentation by, or material breach of any covenant or warranty of Seller or Julian and Magyar contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by Seller or Julian or Magyar hereunder; (b) any nonfulfillment of any material agreement on the part of Seller or Julian or Magyar under this Agreement; (c) from any material misrepresentation in or material omission from, any certificate or other instrument furnished or to be furnished to the Purchaser and Power hereunder and/or any agreement related to or entered into in connection with the transactions contemplated hereby; or (d) any suit, action, proceeding, claim or investigation against Purchaser or Power which arises from or which is based upon or pertaining to Seller's, Julian's or Magyar's conduct or the operation or liabilities of the business of Seller prior to the Closing Date.

Section 10.2 Indemnification from Purchaser and Power. Purchaser and Power agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Seller, Julian and Magyar) and hold Seller, Julian and Magyar, its officers, directors, members, managers, employees, agents, affiliates, legal counsel, successors and assigns (collectively, the "Seller's Group") harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorneys fees and costs of any suit related thereto) suffered or incurred by any of the Seller's Group, arising from (a) any material misrepresentation

by, or material breach of any covenant or warranty of Purchaser or Power contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Purchaser or Power hereunder; (b) any nonfulfillment of any material agreement on the part of Purchaser or Power under this Agreement; (c) from any material misrepresentation in or material omission from, any exhibit, certificate or other agreement or instrument furnished or to be furnished to Seller or Julian and Magyar hereunder and/or any agreement related to or entered into in connection with the transactions contemplated hereby; or (d) any suit, action, proceeding, claim or investigation against Seller, Julian, or Magyar which arises from or which is based upon or pertaining to Purchaser's or Power's conduct subsequent to the Closing Date.

Section 10.3 Defense of Claims. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder ("Indemnified Party"), written notice thereof shall be given to the indemnifying party ("Indemnifying Party") as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any Indemnified Party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. After such notice, the Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, at the Indemnifying Party's cost, risk and expense; and such Indemnified Party shall cooperate in all reasonable respects, with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost, employ its own counsel to participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or counsel employed by the Indemnifying Party shall not be diligently defending such action or the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party, or that representation of such Indemnified Party and Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which event such fees and expenses shall be borne by the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect any settlement of any proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the Indemnifying Party and includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

10.4 Default of Indemnification Obligation. If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the

individual or entities deem necessary or appropriate in such individual's or entities' absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys' fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

ARTICLE XI
MISCELLANEOUS

11.1 Termination of Agreement. This Agreement shall terminate and be of no force and effect and all other agreements executed herewith shall be of no force and effect if: (i) the transactions contemplated by this Agreement, including the sale of the Purchased Assets are not consummated on or before the Closing Date (unless extended by all of the parties hereto in writing) or (ii) all of the parties mutually agree in writing to terminate this Agreement.

11.2 Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

11.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a) If to Seller or Julian, to:

Sentry Power Systems, LLC
Attention: Michael Julian, Managing Director
23 South Gate Blvd. Suite 103
New Castle, Delaware 19720

With a copy to:

Christos T. Adamopoulos
Connolly Bove Lodge & Hutz LLP
1007 North Orange Street, 9th Floor
Wilmington, DE 19801

(b) If to Purchaser or Power, to:

Sentry Power Technology, Inc.
109 North Post Oak Lane, Suite 422
Houston, Texas 77024

With a copy to:

Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007

(c) If to Magyar, to:

Robert Magyar
1577 Franklynn Drive
Furlong, PA 18925 .

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is actually delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

11.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

11.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, which consent will not be unreasonably withheld. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns.

11.6 Survival of Representations, Warranties and Covenants. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement for the maximum period allowed by law.

11.7 Public Announcements. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is

required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

11.8 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

11.9 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflict of laws. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Harris County, Texas.

11.10 Counterparts and Facsimiles. This Agreement may be executed in multiple counterparts and in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute and be deemed to be one and the same instrument and each of which shall be considered and deemed an original for all purposes. This Agreement shall be effective with the facsimile signature of any of the parties set forth below and the facsimile signature shall be deemed as an original signature for all purposes and the Agreement shall be deemed as an original for all purposes.

11.11 Costs and Expenses. Each party hereto shall pay all of the fees and expenses incurred by it in negotiating and preparing this Agreement (and all other agreements executed in connection herewith or therewith) and in consummating the transactions contemplated by this Agreement.

11.12 Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

11.13 No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any person that is not a party to this Agreement.

11.14 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

11.15 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

11.16 Exhibits Not Attached. Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if

executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

11.17 Gender. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever appropriate.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed effective as of the day and year first above written.

SELLER: **Sentry Power Systems, LLC**

By: Michael Julian, Managing Member

PURCHASER: **Sentry Power Technology, Inc**

By: Bernard J Walter, Chairman of the Board

POWER: **Power Technology, Inc.**

By:

Bernard J. Walter, President

JULIAN:

Michael Julian, Individually

MAGYAR:

Robert Magyar, Individually 4.11.06